UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2017

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

FirstEnergy Corp. (Company) held its Annual Meeting of Shareholders on May 16, 2017, in Akron, Ohio. Reference is made to the Company’s 2017 Proxy Statement filed with the Securities and Exchange Commission on March 31, 2017, for more information regarding the items set forth below and the vote required for approval of these matters. The matters voted upon and the final results of the vote were as follows:

Item 1 - The following persons (comprising all the nominees for the Board of Directors) were elected to the Company's Board of Directors for a term expiring at the Annual Meeting of Shareholders in 2018 and until their successors shall have been elected:

	Number of Votes
	For	Withheld	Broker Non-Votes

Paul T. Addison	320,043,644	9,878,510	49,830,029
Michael J. Anderson	322,939,200	6,982,954	49,830,029
William T. Cottle	320,625,974	9,296,180	49,830,029
Steven J. Demetriou	318,629,146	11,293,008	49,830,029
Julia L. Johnson	321,952,413	7,969,741	49,830,029
Charles E. Jones	324,266,833	5,655,321	49,830,029
Donald T. Misheff	322,420,812	7,501,342	49,830,029
Thomas N. Mitchell	324,059,879	5,862,275	49,830,029
James F. O'Neil III	323,593,658	6,328,496	49,830,029
Christopher D. Pappas	287,269,145	42,653,009	49,830,029
Luis A. Reyes	324,261,103	5,661,051	49,830,029
George M. Smart	318,107,837	11,814,317	49,830,029
Dr. Jerry Sue Thornton	317,138,525	12,783,629	49,830,029

Item 2 - Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2017 fiscal year. Item 2 was approved and received the following vote:

Number of Votes
For	Against	Abstentions
371,850,596	6,092,793	1,808,794

Item 3 - Approve, on an advisory basis, named executive officer compensation. Item 3 was approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
234,028,829	92,676,585	3,216,740	49,830,029

Item 4 - Approve, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation. Item 4 received the following vote:

Number of Votes
Every Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
316,242,997	2,853,958	7,330,520	3,494,122	49,830,029

In light of the Board of Directors’ recommendation for “every year” for the frequency of future advisory votes to approve named executive officer compensation, which received the greatest number of votes cast by our shareholders, the Board of Directors has determined that future advisory votes on named executive compensation will be submitted to shareholders every year until the next required shareholder vote on this matter.

Item 5 - Approve a management proposal to amend the Company’s Amended Articles of Incorporation to increase the number of shares of authorized common stock from 490,000,000 to 700,000,000. Item 5 was approved, as it received the requisite affirmative vote of a majority of the voting power (i.e., outstanding shares) of the Company, and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
351,125,555	23,175,099	3,956,619	1,494,910

Item 6 - Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold. Item 6 was not approved, as it did not receive the requisite affirmative vote of at least 80 percent of the voting power of the Company, and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
317,741,882	9,099,427	3,080,288	49,830,029

Item 7 - Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement a majority voting standard for uncontested director elections. Item 7 was not approved, as it did not receive the requisite affirmative vote of at least 80 percent of the voting power of the Company, and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
319,141,680	7,697,714	3,082,203	49,830,029

Item 8 - Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access. Item 8 was not approved, as it did not receive the requisite affirmative vote of at least 80 percent of the voting power of the Company, and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
317,701,983	8,281,216	3,938,398	49,830,029

Item 9 - Shareholder proposal requesting an annual report on lobbying policies and payments. A shareholder proposal requesting the preparation of a report, updated annually, disclosing certain lobbying expenditures and related matters. The non-binding proposal was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
133,463,630	187,867,007	8,591,517	49,830,029

Item 10 - Shareholder proposal requesting a report on climate change strategy. A shareholder proposal requesting that the Company prepare a report disclosing its strategy for aligning business operations with the 2015 Paris Agreement’s goal of limiting global warming to a maximum of 2 degrees Celsius, while maintaining the provision of safe, affordable, reliable energy. The non-binding proposal was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
132,437,621	172,739,218	24,745,315	49,830,029

Item 11 - Shareholder proposal requesting steps to implement simple majority voting. A shareholder proposal requesting that the Board of Directors take the steps necessary so that each shareholder voting requirement in the Company’s governing documents that calls for a greater than simple majority vote be eliminated and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. The non-binding proposal was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
163,188,217	163,279,747	3,454,190	49,830,029

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 17, 2017

FIRSTENERGY CORP.
Registrant

By:	/s/ K. Jon Taylor
K. Jon Taylor Vice President, Controller and Chief Accounting Officer

5